UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         May 8, 2014

MUTUALFIRST FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-27905	35-2085640
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 E. Charles Street, Muncie, Indiana	47305-2419
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 747-2800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

MutualFirst Financial, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 7, 2014. Holders of record of the Company’s Common Stock at the close of business on March 3, 2014 were entitled to vote on two proposals at the Annual Meeting. The final voting results of each proposal are set forth below.

The following is a record of the votes cast at the Annual Meeting of Stockholders in the election of directors of the Company:

The election of the following persons as directors of the Company for terms to expire in the 2017:	FOR	VOTE WITHHELD	Broker Non-Votes

Linn A. Crull	4,464,696	114,804	1,456,945

Wilbur R. Davis	4,467,048	112,452	1,456,945

Jonathan E. Kintner	4,464,170	115,329	1,456,945

Charles J. Viater	4,354,356	225,143	1,456,945

	FOR	AGAINST	ABSTAIN	Broker Non-Votes

The adoption of an advisory (non-binding) resolution to approve the Company’s executive compensation as disclosed in the Proxy Statement.	4,313,647	122,033	143,820	1,456,945

	FOR	AGAINST	ABSTAIN	Broker Non-Votes

The ratification of the appointment of BKD, LLP as the company’s independent registered public accounting firm for the year ending December 31, 2014.	5,973,972	69,517	4,009	-0-

As a result of these votes, Linn A. Crull, Wilbur R. Davis, Jonathan E. Kintner and Charles J. Viater were duly elected as directors of the Company for terms to expire in 2017; the advisory (non-binding) resolution to approve the Company’s executive compensation as disclosed in the Proxy Statement was adopted by the stockholders; and the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014 was ratified.

Item 7.01.  Regulation FD Disclosure

On May 7, 2014, the Company made a financial presentation at its Annual Meeting of Stockholders. A copy of that presentation is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01.  Other Events

On May 8, 2014, the Company issued a press release announcing the actions taken at the 2014 Annual Meeting of Stockholders. The full text of the release is included as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

99.1	Financial presentation dates May 7, 2014

99.2	Press release dated May 8, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MUTUALFIRST FINANCIAL, INC.

Date:	May 8, 2014	By:	/s/ David W. Heeter
David W. Heeter

EXHIBIT INDEX

Exhibit No.	Description

99.1	Financial presentation dates May 7, 2014

99.2	Press release dated May 8, 2014